UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2024

TMC THE METALS COMPANY INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-39281	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

595 Howe Street, 10th Floor Vancouver, British Columbia	V6C 2T5
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 631-3115

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
TMC Common Shares without par value	TMC	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one TMC Common Share, each at an exercise price of $11.50 per share	TMCWW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 9, 2024, TMC the metals company Inc. (the “Company”) entered into a working capital loan agreement (the “Loan Agreement”) with Allseas Investments SA (the “Lender”), a company related to Allseas Group SA. In accordance with the Loan Agreement, the Lender provided a loan to the Company amounting to $5 million (the "Loan") on September 10, 2024, to be used towards general corporate purposes and the repayment of all outstanding amounts under the $2 million short-term loan between the Company and Argentum Cedit Virtuti GCV (“Argentum”), a company related to Allseas Group SA, which matured on September 10, 2024. The Loan and accrued interest thereon are payable to the Lender on or before the earlier of (i) the occurrence of certain events and (ii) April 1, 2025 (the “Repayment Date”). The Loan accrues interest at a rate of USD Interest Market Rate (as defined in the Loan Agreement) and a margin of 4.0% per annum, payable in two installments (or plus 5.0% if interest payments are deferred to the Repayment Date, at the Company’s election). The interest rates are the same as the $27.5 million Unsecured Credit Facility Agreement, entered into on March 22, 2023, as amended, between the Company and Argentum, which remains undrawn as of the date of filing this Current Report on Form 8-K.

The foregoing description of the Loan Agreement does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the full text of the Loan Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated into this Item 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1†	Working Capital Loan Agreement, dated September 9, 2024, by and between TMC the metals company Inc. and Allseas Investments SA

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

† Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[***]”) because the identified confidential portions (i) are not material and (ii) is the type of information that the Company treats as private or confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TMC THE METALS COMPANY INC.

Date: September 12, 2024	By:	/s/ Craig Shesky
	Name:	Craig Shesky
	Title:	Chief Financial Officer